NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Corporation Announces First Quarter Results

Spartanburg, South Carolina, April 21, 2006...Synalloy Corporation (Nasdaq:SYNL), a producer of specialty chemicals, pigments, stainless steel pipe, vessels and process equipment, announces for the first quarter of 2006, net earnings of $698,000, or $.11 per share, on an 8% sales increase to $35,471,000. This compares to net earnings of $1,457,000, or $.24 per share, in 2005's first quarter which included a net loss from discontinued operations of $40,000, or $.01 per share. The reasons for the decline in net income in spite of the good sales performance are outlined below under the Metals Segment and Other Items.

Specialty Chemicals Segment

The Specialty Chemicals Segment delivered strong sales, up 11% in the first quarter of 2006 from the first quarter of 2005. Segment income was $801,000 and $748,000 for the first quarter of 2006 and 2005, respectively, increasing by 7%. The modest decrease in profit margins resulted from changes in product mix together with some energy related costs increases not yet passed on in our sales prices. The Segment was able to add several new contracts over the past five months and anticipates adding others as the year progresses. Management believes that the largest new product development effort the Company has had in many years is finally poised to produce meaningful sales later this year. It has taken longer than management originally anticipated, but they remain confident in the potential. On February 16, 2006 the U.S. Consumer Products Safety Commission released its final approval for new flammability standards for mattresses. These standards will be implemented on July 1, 2007. Their in-depth study of fire retardant chemicals, including components used in the Synalloy products, indicates no appreciable risk of health effects and they project that the benefits will substantially outweigh the costs of implementation. On February 22, 2006 Leggett & Platt and The Felters Group announced that they have entered into a strategic alliance to manufacture and distribute the fire retardant products. These products were jointly developed under our arrangement with Felters as the Sleep-Safe™ chemistries. Leggett & Platt, which holds a preeminent position as a supplier of components for mattress manufacture, will market the products under the Sleep-Safe High Loft® and Sleep-Safe Duplex® product lines. Either product can be used as a top panel or a border panel. It is expected that mattress manufacturers will begin to ramp up their production late in 2006 to assure compliance with the implementation date of July 1, 2007, and management expects the demand for our fire retardant products to increase and grow into significant volumes consistent with this expected increase in mattress manufacturers' production. Assuming that no significant downturn in the general economy occurs, management expects this Segment to continue to operate profitably.

Metals Segment

Sales increased 7% for the first quarter of 2006 from the same quarter a year earlier. The increase resulted from 16% higher unit volumes partially offset by an 8% decline in average selling prices. Operating income declined 48% to $1,120,000 for the first quarter of 2006 compared to the same quarter last year. Pipe sales achieved an 8% increase in unit volumes, as management continued to regain market share. However, operating income from these products was down 80% which more than accounted for the overall decline for the Segment. The reason for the profit decline was the change in trend of surcharges on stainless steel raw materials. Surcharges are assessed each month by the stainless steel producers to cover the change in their costs of certain raw materials. The Company in turn, passes on the surcharge in the sales prices charged to its customers. Under the Company's first-in-first-out inventory method, cost of goods sold is charged for the surcharges that were in effect three or more months prior to the month of sale. Accordingly, if surcharges are in an upward trend, reported profits will benefit. Conversely, when surcharges go down, profits are reduced. During the first quarter of 2005, surcharges were significantly higher than they were in the prior several months with the accompanying benefit to profits. The reverse was true in the first quarter of 2006, when lower surcharges led to lower profits. The monthly change in surcharges makes it more difficult to manage the inventory and can lead to large swings in reported profitability on a quarterly basis. Management evaluates performance of the commodity pipe product group after eliminating the surcharge effects, and on this basis the operating performance in the first quarter of 2006 was actually better than a year earlier. The swing in profits resulting from the reversed trend in surcharges, masked an outstanding performance from the other products in the Segment. Specialty alloy pipe sales continued to be strong in the quarter, achieving a 12% increase in unit volumes compared to the first quarter of 2005 and management remains optimistic about the current conditions that exist in the specialty alloy markets. Piping systems had a surge in operating income, up over 400% from the depressed level of a year earlier. Piping systems' backlog as of the end of the first quarter of 2006 continues to remain at an excellent level at $19,300,000 compared to $12,900,000 at the end of the first quarter of 2005. A significant amount of the increase came from an LNG project to be completed over the second and third quarters of 2006. Piping systems' backlog should continue to provide a level of sales for piping systems to operate profitably over the next several quarters. The Segment continues to be successful in penetrating new markets, such as projects in the LNG and waste water treatment industries, where management believes there is significant growth potential. About 70% of the backlog is from these sources. If piping systems can continue to generate the expected volume through its operations, and demand for commodity and special alloy piping continue at their current levels, management believes this Segment will continue to operate profitably.

Other Items

The Company completed the movement of Organic Pigments' operations from Greensboro, NC to Spartanburg, in the first quarter of 2006. The Greensboro plant has been closed and the Company has entered into a contract to sell the property, which is expected to close in May of 2006. A $213,000 loss has been recorded for the move in the first quarter of 2006. However, management is expecting to record a gain from the sale of the property in the second quarter of 2006 which is expected to exceed the cost of the move. Consolidating the two operations will provide operating efficiencies including lower operating costs and should reduce the Spartanburg plant's dependence on contract processing and reduce the volatility of its operating results.

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate," "plan" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, the impact of competitive products and pricing, product demand and acceptance risks, raw material and other increased costs, customer delays or difficulties in the production of products, unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk, inability to comply with covenants and ratios required by our debt financing arrangements and other risks detailed from time-to-time in Synalloy's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update the information included in this press release.

Contact: Greg Bowie at (864) 596-1535

SYNALLOY CORPORATION COMPARATIVE ANALYSIS

	THREE MONTHS ENDED
	Apr 1, 2006	Apr 2, 2005
	------------------	------------------
Net sales
Specialty Chemicals Segment	$12,754,000	$11,520,000
Metals Segment	22,717,000	21,214,000
	------------------	------------------
	$35,471,000	$32,734,000
	=========	==========
Segment income
Specialty Chemicals Segment	801,000	748,000
Metals Segment	1,120,000	2,149,000
	------------------	------------------
	1,921,000	2,897,000
Unallocated expenses
Corporate	461,000	529,000
Plant relocation costs	213,000	-
Interest and debt expense	147,000	234,000
Other (income) expense	(1,000)	(9,000)
	------------------	------------------
Income from continuing
operations before income taxes	1,101,000	2,143,000

Provision for income taxes	403,000	646,000

Net income from
continuing operations	698,000	1,497,000
Net loss from
discontinued operations	-	(40,000)
	------------------	------------------
Net income	$698,000	$1,457,000
	=========	==========

Net income (loss) per basic common share:
Continuing operations	$.11	$.25
Discontinued operations	($.00)	($.01)
	------------------	------------------
Net income	$.11	$.24
	=========	==========
Net income (loss) per diluted common share:
Continuing operations	$.11	$.24
Discontinued operations	($.00)	($.00)
	------------------	------------------
Net income	$.11	$.24
	=========	==========
Average shares outstanding
Basic	6,108,989	6,026,037
	=========	==========
Diluted	6,208,423	6,168,434
	=========	==========

Backlog-Piping Systems & Process Equipment	$19,300,000	$12,900,000
	=========	==========

Balance Sheet	Apr 1, 2006	Dec 31, 2005
	------------------	------------------
Assets
Cash and sundry current assets	$1,252,000	$1,649,000
Accounts receivable, net	21,490,000	21,863,000
Inventories	26,283,000	24,482,000
Total current assets	49,025,000	47,994,000
Property, plant and equipment, net	19,577,000	18,698,000
Other assets	4,285,000	4,290,000
	------------------	------------------
Total assets	$72,887,000	$70,982,000
	=========	==========

Liabilities and shareholders' equity
Current portion of long term debt	$467,000	$467,000
Accounts payable	15,361,000	11,192,000
Accrued expenses	3,677,000	7,672,000
Total current liabilities	19,505,000	19,331,000
Long-term debt	9,094,000	8,091,000
Other long-term liabilities	4,246,000	4,264,000
Shareholders' equity	40,042,000	39,296,000
	------------------	------------------
Total liabilities & shareholders' equity	$72,887,000	$70,982,000
	=========	==========